Exhibit 99.1
FHLBANK TOPEKA ANNOUNCES SECOND QUARTER 2015 OPERATING RESULTS

July 29, 2015 - FHLBank Topeka (FHLBank) announces its second quarter 2015 operating results. FHLBank is reporting net income computed in accordance with U.S. generally accepted accounting principles (GAAP) of $26.6 million and $28.6 million for the three months ended June 30, 2015 and 2014, respectively. For the six months ended June 30, 2015 and 2014, FHLBank is reporting net income of $57.7 million and $50.8 million, respectively. Other operating highlights from the quarter are presented below. FHLBank expects to file its Form 10-Q for the quarter ended June 30, 2015 with the Securities and Exchange Commission (SEC) on or about August 6, 2015.

President’s Comments
“We are pleased to announce strong income for the second quarter,” said Andrew J. Jetter, president and CEO of FHLBank Topeka. “Steady income performance has allowed us to maintain a 6 percent dividend on activity-based stock that lowers the effective borrowing cost for members and drives higher advance balances.”

Operating Highlights

•	Total assets increased $8.7 billion, or 23.5 percent, from December 31, 2014 to June 30, 2015, primarily due to a significant increase in advances;

▪
The average balance of advances increased $7.5 billion, or 41.9 percent, from the second quarter of 2014 to the same quarter of 2015. Average advances have increased each quarter since the second quarter of 2014;

▪
Net interest income increased $0.9 million, or 1.5 percent from the second quarter of 2014 to the same quarter of 2015 and increased $3.0 million or 2.7 percent for the six months ended June 30, 2015 compared to the six months ended June 30 2014 in conjunction with the growth in advances;

▪
Net interest margin declined for both the three- and six-month periods primarily due to asset growth in lower-yielding advance products as well as an increase in mortgage loan premium amortization from an increase in prepayments. The declines were partially offset in both periods by a shift in our consolidated obligations from longer term bonds to short term discount notes, which bear lower rates.

▪	Improvement in credit quality was the primary driver of the $1.0 million decrease in the allowance for credit losses on mortgage loans for the quarter;

▪
Return on equity (ROE) was 5.56 percent and 6.30 percent for the current three- and six-month periods, respectively, compared to 7.48 percent and 6.08 percent for the prior year three- and six-month periods, respectively;

▪
We paid a 6.0 percent dividend on Class B Common stock for the current quarter, compared to 5.0 percent for the prior year quarter. The 6.0 percent dividend equates to a reduction of approximately 27 basis points in the total cost of advances for our members; and

▪
We provided nearly $1.0 million in grants through our Joint Opportunities for Building Success (JOBS) program. JOBS is an economic development initiative that assists members in promoting local employment growth.

GAAP Income
Net interest income, FHLBank’s largest source of income, increased 1.5 percent for the quarter ended June 30, 2015 compared to the quarter ended June 30, 2014, although net income decreased $2.0 million over the same period.  The decrease was driven by increases in compensation and benefits and other operating expense and a $1.1 million decrease in reversals of the allowance for credit losses on mortgage loans. Net interest income also increased for the six months ended June 30, 2015 compared to the six months ended June 30, 2014, by 2.7 percent, which contributed to the $6.8 million increase in net income over the same period. The increases in net interest income for the three and six month periods were driven by increases in our lowest yielding advance product, our line of credit advances. Net income for the six-months ended June 30, 2015 included $7.5 million less in market value losses than the same period of 2014, which explains much of the increase between the two periods.The growth in advances and associated capital was dilutive to ROE for both periods, but net income increased sufficiently to offset this dilution for the six month period.

Adjusted Income and Adjusted Return on Equity (ROE)
FHLBank’s adjusted income, a non-GAAP financial measure, which excludes fair value changes in derivatives and trading securities as well as prepayment fees on terminated advances, decreased $2.0 million for the three months ended June 30, 2015, compared to the same period in 2014. This decrease was due largely to increases in compensation and benefits and other operating expense along with a slight decrease in other operating income. Adjusted income for the six months ended June 30, 2015 and 2014 was relatively flat, as increases in net interest income for the current six month period were mostly offset by increases in compensation and benefits and other operating expense in the same period. Comparative adjusted income for the three and six months ended June 30, 2015 and 2014 is calculated as follows:

	Three Months Ended		Six Months Ended
	06/30/2015	06/30/2014	06/30/2015	06/30/2014
Calculation of Adjusted Income:	(Amounts in thousands) Unaudited		(Amounts in thousands) Unaudited
Net Income, as reported under GAAP for the period	$26,560	$28,580	$57,681	$50,847
Affordable Housing Program (AHP) assessments	2,952	3,177	6,411	5,652
Income before AHP assessments	29,512	31,757	64,092	56,499
Derivative-related and other excluded items[1]	5,843	5,601	7,343	14,736
Adjusted income (a non-GAAP measure)	$35,355	$37,358	$71,435	$71,235

[1]
Consists of fair value changes on derivatives and hedging activities (excludes net interest settlements on derivatives not qualifying for hedge accounting) and trading securities as well as prepayment fees on terminated advances.

Adjusted income is used by management to evaluate the quality of its ongoing earnings. FHLBank management believes that the presentation of income as measured for management purposes enhances the understanding of FHLBank’s performance by highlighting its underlying results and profitability. Since FHLBank is primarily a “hold-to-maturity” investor and does not trade derivatives, management believes that adjusted income and ROE based upon adjusted income (adjusted ROE, a non-GAAP measure) are helpful in understanding its operating results and provide a meaningful period-to-period comparison. By removing volatility created by fair value fluctuations and items such as prepayment fees, FHLBank can compare longer-term trends in earnings that might otherwise be indeterminable.

Although we calculate our non-GAAP financial measures consistently from period to period using appropriate GAAP components, non-GAAP financial measures are not required to be uniformly applied and are not audited. These non-GAAP measures are frequently used by FHLBank’s stakeholders in the evaluation of our performance, but they have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP.

FHLBank uses a comparison of adjusted ROE to the average overnight Federal funds rate as a key measure of effective utilization and management of members’ capital. The decrease in adjusted ROE between the three- and six-month comparative periods is mostly a function of increases in average capital for the current periods that resulted from the increase in advances. Adjusted ROE spread for the three and six months ended June 30, 2015 and 2014 is calculated as follows:

	Three Months Ended		Six Months Ended
	06/30/2015	06/30/2014	06/30/2015	06/30/2014
Calculation of Adjusted ROE Spread:	(Dollar amounts in thousands) Unaudited		(Dollar amounts in thousands) Unaudited
Average GAAP total capital for the period	$1,916,341	$1,533,369	$1,846,938	$1,685,529
ROE, based upon GAAP net income	5.56%	7.48%	6.30%	6.08%
Adjusted ROE, based upon adjusted income	7.40%	9.77%	7.80%	8.52%
Average overnight Federal funds effective rate	0.13%	0.09%	0.12%	0.08%
Adjusted ROE as a spread to average overnight Federal funds effective rate	7.27%	9.68%	7.68%	8.44%

Attached are highlights of FHLBank’s financial position as of June 30, 2015 and 2014, and highlights of the results of operations for the three and six months ended on those dates. FHLBank’s Form 10-Q for the quarter ended June 30, 2015, will be available on the SEC website (www.sec.gov), as well as FHLBank’s website (www.fhlbtopeka.com), as soon as FHLBank files the Form 10-Q with the SEC on or about August 6, 2015.

Housing and Community Development Programs
FHLBank is pleased to provide nearly $1.0 million in grants through our JOBS program. The 41 successful projects, which are located throughout Kansas, Colorado, Nebraska and Oklahoma, were chosen from among 89 applications. The complete list of projects selected in 2015 can be found on FHLBank’s website (www.fhlbtopeka.com).

Each May, the Affordable Housing Advisory Council (AHAC) annual report is released to our regulator, the Federal Housing Finance Agency, summarizing our Housing and Community Development efforts for the previous year. The AHAC annual report, which conveys the impact that FHLBank has made on the housing and economic development needs in Colorado, Kansas, Nebraska and Oklahoma, can be found on FHLBank’s website (www.fhlbtopeka.com).

The information contained in this announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements describing the objectives, projections, estimates or future predictions of FHLBank’s operations. These statements may be identified by the use of forward-looking terminology such as "anticipate," “believe,” "may," "is likely," "could," "estimate," "expect," “will,” “intend,” “probable,” "project," “should” or their negatives or other variations on these terms. FHLBank cautions that by their nature forward-looking statements involve risk or uncertainty and that actual results may differ materially from those expressed in any forward-looking statements as a result of such risks and uncertainties, including but not limited to: governmental actions, including legislative, regulatory, judicial or other developments that affect FHLBank, its members, counterparties or investors, housing government-sponsored enterprises, or the FHLBank System in general; changes in economic and market conditions, including conditions in the mortgage, housing and capital markets; changes in the U.S. government’s long-term debt rating and the long-term credit rating of the senior unsecured debt issues of the FHLBank System; changes in demand for FHLBank products and services or consolidated obligations of the FHLBank System; effects of derivative accounting treatment and other accounting rule requirements; the effects of amortization/accretion; gains/losses on derivatives or on trading investments and the ability to enter into effective derivative instruments on acceptable terms; volatility of market prices, interest rates and indices and the timing and volume of market activity; changes in FHLBank’s capital structure; membership changes, including changes resulting from member failures or mergers, changes in the principal place of business of members or changes in the Federal Housing Finance Agency regulations on membership standards; our ability to declare dividends or to pay dividends at rates consistent with past practices; soundness of other financial institutions, including FHLBank members, nonmember borrowers, counterparties, and the other FHLBanks; changes in the value or liquidity of collateral underlying advances to FHLBank members or nonmember borrowers or collateral pledged by reverse repurchase and derivative counterparties; changes in the fair value and economic value of, impairment of, and risks associated with FHLBank’s investments in mortgage loans and mortgage-backed securities or other assets and the related credit enhancement protections; competitive forces, including competition for loan demand, purchases of mortgage loans and access to funding; the ability of FHLBank to keep pace with technological changes and the ability to develop and support technology and information systems, including the ability to securely access the internet and internet-based systems and services, sufficient to effectively manage the risks of FHLBank's business; the ability of FHLBank to introduce new products and services to meet market demand and to manage successfully the risks associated with new products and services; the ability of each of the other FHLBanks to repay the principal and interest on consolidated obligations for which it is the primary obligor and with respect to which FHLBank has joint and several liability; and the volume and quality of eligible mortgage loans originated and sold by participating members to FHLBank through its various mortgage finance products. Additional risks that might cause FHLBank’s results to differ from these forward-looking statements are provided in detail in FHLBank’s filings with the SEC, which are available at www.sec.gov.

All forward-looking statements contained in this announcement are expressly qualified in their entirety by this cautionary notice. The reader should not place undue reliance on such forward-looking statements, since the statements speak only as of the date that they are made, and FHLBank has no obligation and does not undertake publicly to update, revise or correct any forward-looking statement for any reason.

FHLBANK TOPEKA
Financial Highlights (unaudited)

Selected Financial Data (dollar amounts in thousands):

	06/30/2015	12/31/2014	06/30/2014
Financial Position
Investments[1]	$14,846,345	$9,620,399	$8,774,310
Advances	23,287,961	18,302,950	17,449,516
Mortgage loans held for portfolio, net	6,314,269	6,230,172	6,090,846
Total assets	45,505,610	36,853,977	33,320,873
Deposits	594,922	595,775	776,902
Consolidated obligations, net[2]	42,719,101	34,440,614	30,868,940
Total liabilities	43,562,137	35,268,710	31,859,399
Total capital stock	1,303,570	974,041	877,592
Retained earnings	653,617	627,133	599,999
Total capital	1,943,473	1,585,267	1,461,474

Regulatory capital[3]	1,961,387	1,605,361	1,482,110

	Three Months Ended		Six Months Ended
	06/30/2015	06/30/2014	06/30/2015	06/30/2014
Results of Operations
Interest income	$110,229	$105,967	$218,803	$211,828
Interest expense	53,079	49,668	105,039	101,035
Net interest income before loan loss (reversal) provision	57,150	56,299	113,764	110,793
(Reversal) provision for credit losses on mortgage loans	(992)	(2,109)	(1,794)	(1,814)
Net other-than-temporary impairment losses on held-to-maturity securities recognized in earnings	(252)	(62)	(439)	(423)
Net gain (loss) on trading securities	(20,371)	(5,678)	(26,215)	(11,012)
Net gain (loss) on derivatives and hedging activities	4,317	(10,354)	(1,646)	(24,333)
Other income	2,769	2,941	5,547	5,942
Other expenses	15,093	13,498	28,713	26,282
Income before assessments	29,512	31,757	64,092	56,499
AHP assessments	2,952	3,177	6,411	5,652
Net income	26,560	28,580	57,681	50,847

Net interest margin[4]	0.54%	0.69%	0.56%	0.68%
Weighted average dividend rate[5]	5.22%	4.22%	5.21%	3.29%

[1]	Investments include held-to-maturity securities, trading securities, interest-bearing deposits, Federal funds sold and securities purchased under agreements to resell.

[2]	Consolidated obligations are bonds and discount notes that FHLBank is primarily liable to repay.

[3]
Regulatory capital is defined as the sum of FHLBank’s permanent capital, plus the amounts paid in by its stockholders for Class A stock; any general loss allowance, if consistent with GAAP and not established for specific assets; and other amounts from sources determined by the Federal Housing Finance Agency as available to absorb losses. Permanent capital is defined as the amount paid in for Class B stock plus the amount of FHLBank’s retained earnings, as determined in accordance with GAAP. Regulatory capital includes all capital stock subject to mandatory redemption that has been reclassified to a liability.

[4]	Net interest income as a percentage of average earning assets.

[5]	Weighted average dividend rates are dividends paid in cash and stock on both classes of stock divided by the average capital stock eligible for dividends.